EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which
Acquired the Security Being Reported on by the Parent Holding Company:

Firstar Investment Research & Management Co., LLC          IA